Exhibit 23-2

INDEPENDENT AUDITORS’ CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 11, 2023, relating to the financial statements and supplemental schedule of The Procter & Gamble Savings Plan appearing in the Annual Report on Form 11-K of The Procter & Gamble Savings Plan for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
April 12, 2024